UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 15, 2021

MERIDA MERGER CORP. I

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39119	84-2266022
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

641 Lexington Avenue, 18th Floor, New York, NY 10022

(Address of Principal Executive Offices) (Zip Code)

(917) 745-7085

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one share of common stock and one-half of one redeemable warrant	MCMJU	The Nasdaq Stock Market LLC
Common stock, par value $0.0001 per share	MCMJ	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for shares of common stock at an exercise price of $11.50 per share	MCMJW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

In connection with the preparation of the financial statements as of September 30, 2021 for Merida Merger Corp. I (the “Company”), management identified errors made in the Company’s historical financial statements where the Company improperly classified some of its common stock subject to possible redemption. The Company previously determined the common stock subject to possible redemption to be equal to the redemption value of $10.00 per share of common stock while also taking into consideration that a redemption cannot result in net tangible assets being less than $5,000,001 pursuant to the Company’s amended and restated certificate of incorporation. Management determined that the common stock issued during the Company’s initial public offering can be redeemed or become redeemable subject to the occurrence of future events considered outside the Company’s control. Therefore, management concluded that temporary equity should include all shares of common stock subject to possible redemption, as opposed to only certain shares. As a result, management noted a classification error related to temporary equity and permanent equity. This resulted in a restatement to the initial carrying value of the common stock subject to possible redemption with the offset recorded to additional paid-in capital (to the extent available), accumulated deficit and common stock.

Based on the foregoing, on November 15, 2021, management of the Company and the Audit Committee of the Board of Directors of the Company determined that the Company’s previous quarterly reports on Form 10-Q for the quarters ended September 30, 2019, March 31, 2020, June 30, 2020, September 30, 2020, March 31, 2021 and June 30, 2021, the Company’s Annual Report on Form 10-K for the years ended December 31, 2019 and 2020 and the audited balance sheet as of November 7, 2019 (the date the Company consummated its initial public offering), included in Exhibit 99.1 to the Company’s Current Report of Form 8-K filed on November 14, 2019 (collectively, the “Affected Periods”) should no longer be relied upon. The Company has included a footnote in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 reflecting the reclassification for the Affected Periods.

The Company’s management and the Audit Committee have discussed the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02 with Marcum LLP, its independent registered public accounting firm.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 19, 2021	MERIDA MERGER CORP. I

	By:	/s/ Peter Lee
Peter Lee
President and Chief Financial Officer

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